Exhibit 10.2

AMENDMENT TO
STOCK OPTION AGREEMENT

THIS AMENDMENT TO STOCK OPTION AGREEMENT (this “Amendment”) to the Stock Option Agreement dated as of June 1, 2005 (the “Agreement”) by and between VitalStream Holdings, Inc., a Nevada corporation (the “Company”), and Jack Waterman, an individual (“Mr. Waterman”) is made as of September 14, 2006. In consideration of the mutual promises and covenants set forth herein and in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. Amendment to Exercise Price. The purchase price per share set forth in Section 1 of the Agreement is hereby increased from $0.56 per share ($2.24 as adjusted for the 1 for 4 reverse stock split on April 5, 2006) to $0.57 per share ($2.28 as adjusted for the 1 for 4 reverse stock split on April 5, 2006).

2. Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Amendment is hereby executed as of the date first above written.

VITALSTREAM HOLDINGS, INC.
a Nevada corporation

By:__________________________________

Name:________________________________

Title:_________________________________

JACK WATERMAN

_____________________________________
Jack Waterman, an individual